CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the attached Report on Form N-CSRS for Impax Funds Series Trust III (the “Registrant”), each of the undersigned officers hereby certifies, to the best of such officer’s knowledge, that:

1.

The Form N-CSRS of the Registrant for the period ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Form N-CSRS of the Registrant for the period ended June 30, 2026 fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  8/26/26

 /s/ Edward Farrington

Ed Farrington
President (Principal Executive Officer)

/s/ Daniel Saltus

Daniel Saltus
Treasurer (Principal Financial Officer)